UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2009 (February 4, 2009)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the previously announced appointment of Laura J. Sen as Chief Executive Offer of BJ’s Wholesale Club, Inc. (the “Company”), on February 4, 2009, the Executive Compensation Committee (“ECC”) and the Board of Directors of BJ’s Wholesale Club, Inc. (the “Company”), revised Ms. Sen’s compensation as follows:

Ms. Sen’s annual base salary has been increased to $900,000.

The annual target award for Ms. Sen for future awards under the Company’s 2008 Amended and Restated Management Incentive Plan, which was filed as Appendix A of the Company’s Definitive Proxy Statement as filed on April 11, 2008 (Commission File No. 001-13143), will be 75% with a maximum payment of 100% of base salary earned during the fiscal year.

Ms. Sen was granted 42,962 shares of restricted stock pursuant to the Company’s 2007 Stock Incentive Plan (which was filed as Exhibit 99.1 to the Company’s Report on Form 8-K dated May 30, 2007). The restricted stock will vest in full in February 2012, subject to Ms. Sen remaining employed with the Company on such date. The restricted stock will become fully vested upon a change of control (as defined in the 2007 Stock Incentive Plan).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: February 9, 2009	By:	/s/ Lon F. Povich
Lon F. Povich Executive Vice President, General Counsel and Secretary